Investor Relations:	Media Relations:
Kathleen Bela	David Shane
Juniper Networks	Juniper Networks
(408) 936-7804	(408) 936-4872
kbela@juniper.net	dshane@juniper.net

JUNIPER NETWORKS REPORTS PRELIMINARY THIRD QUARTER
2010 FINANCIAL RESULTS

• • • •
Record Revenue of $1,012.4 million, up 23% year-over-year and up 3% sequentially
 Operating Margin: 19.3% GAAP; 24.1% non-GAAP
 GAAP Net Income Per Share:  $0.25 diluted
 Non-GAAP Net Income Per Share: $0.32 diluted, up 39% year-over-year and up 7% sequentially

SUNNYVALE, Calif., October 19, 2010 - Juniper Networks (NYSE: JNPR) today reported preliminary financial results for the three months ended September 30, 2010.

Net revenues for the third quarter of 2010 increased 23% on a year-over-year basis, and increased 3% sequentially, to $1,012.4 million. The Company posted GAAP net income of $134.5 million, or $0.25 per diluted share, and non-GAAP net income of $171.5 million, or $0.32 per diluted share, for the third quarter of 2010. Non-GAAP net income per diluted share increased 39% compared to the third quarter of 2009 and increased 7% compared to last quarter. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Market table below.

“Juniper’s results reflect our ability to deliver on the promise of the New Network with cost effective solutions that scale to meet growing network demand,” said Kevin Johnson, Juniper’s chief executive officer. “We anticipate customer demand to remain healthy and are well-positioned to drive further gains as we enable the deployment of secure, scalable wireless networks and deliver solutions to the growing cloud computing market.”

Juniper’s operating margin for the third quarter of 2010 increased to 19.3% on a GAAP basis from 18.9% in the second quarter of 2010, and increased from 15.5% in the prior year third quarter. Non-GAAP operating margin for the third quarter of 2010 increased to 24.1% from 23.9% in the second quarter of 2010 and increased from 20.8% in the prior year third quarter.

Juniper generated net cash from operations for the third quarter of 2010 of $131.4 million, compared to net cash provided by operations of $221.3 million, in the second quarter of 2010, and $223.9 million in the same quarter of the prior year.

Capital expenditures, as well as depreciation and amortization expense during the third quarter of 2010, were $54.3 million and $39.6 million, respectively.

During the quarter, Juniper acquired SMobile Systems, Inc. for $69 million, a privately-held software company focused solely on smartphone and tablet security solutions for the enterprise, service provider, and consumer markets. With SMobile’s product portfolio integrated with Junos® Pulse, the Company has extended its security focus.

“We continue to execute well against the operating principles that we set at the beginning of the year,” said Robyn Denholm, Juniper’s chief financial officer.  “We exited this quarter with strong demand metrics and good momentum and we are on track to deliver 20% or higher revenue growth for the full year.”

Juniper Networks will host a conference call web cast today, October 19, 2010 at 1:45 p.m. (Pacific Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial 201-689-8033. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until December 14, 2010.

About Juniper Networks
Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. The company serves customers and partners worldwide, generating revenues exceeding $3 billion over the last year. Additional information can be found at www.juniper.net.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net revenues:
Product	$801,183	$634,074	$2,296,442	$1,828,896
Service	211,224	189,838	606,883	545,562

Total net revenues	1,012,407	823,912	2,903,325	2,374,458
Cost of revenues:
Product	247,033	206,329	701,166	606,966
Service	87,587	74,300	252,413	215,535

Total cost of revenues	334,620	280,629	953,579	822,501

Gross margin	677,787	543,283	1,949,746	1,551,957
Operating expenses:
Research and development	231,151	185,204	662,913	554,498
Sales and marketing	204,704	183,424	599,382	547,843
General and administrative	43,773	39,877	132,791	118,263
Amortization of purchased intangible assets	917	1,330	3,258	9,259
Restructuring charges	181	4,493	8,550	16,251
Acquisition-related and other charges	1,525	1,000	2,066	1,000

Total operating expenses	482,251	415,328	1,408,960	1,247,114

Operating income	195,536	127,955	540,786	304,843
Interest and other income, net	205	1,733	2,497	6,581
Gain (loss) on equity investments	—	—	3,232	(3,311)

Income before income taxes and noncontrolling interest	195,741	129,688	546,515	308,113
Income tax provision	61,404	45,902	117,225	214,018

Consolidated net income	134,337	83,786	429,290	94,095
Adjust for net loss (income) attributable to noncontrolling interest	206	—	(1,121)	—

Net income attributable to Juniper Networks	$134,543	$83,786	$428,169	$94,095

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.26	$0.16	$0.82	$0.18

Diluted	$0.25	$0.16	$0.80	$0.18

Shares used in computing net income per share:
Basic	520,581	523,878	522,069	523,802

Diluted	534,880	538,132	537,158	532,686

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cost of revenues – Product	$991	$910	$3,093	$2,832
Cost of revenues – Service	3,155	2,615	9,891	7,565
Research and development	19,315	14,327	54,980	43,988
Sales and marketing	13,439	10,964	39,020	31,808
General and administrative	7,491	5,538	22,571	15,252

Total	$44,391	$34,354	$129,555	$101,445

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cost of revenues – Product	$20	$32	$131	$48
Cost of revenues – Service	53	89	370	145
Research and development	228	353	1,413	540
Sales and marketing	153	276	1,735	669
General and administrative	39	38	247	81

Total	$493	$788	$3,896	$1,483

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Infrastructure – Product	$607,593	$471,976	$1,753,932	$1,396,220
Infrastructure – Service	136,475	123,229	389,188	350,074

Total Infrastructure	$744,068	$595,205	$2,143,120	$1,746,294

Service Layer Technologies – Product	$193,590	$162,098	$542,510	$432,676
Service Layer Technologies – Service	74,749	66,609	217,695	195,488

Total Service Layer Technologies	$268,339	$228,707	$760,205	$628,164

Total	$1,012,407	$823,912	$2,903,325	$2,374,458

Juniper Networks, Inc.
Net Revenues by Geographic Region
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Americas	$532,747	$422,842	$1,515,436	$1,173,375
Europe, Middle East, and Africa	275,927	243,149	829,505	698,319
Asia Pacific	203,733	157,921	558,384	502,764

Total	$1,012,407	$823,912	$2,903,325	$2,374,458

Juniper Networks, Inc.
Net Revenues by Market
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Service Provider	$633,998	$523,999	$1,847,645	$1,557,800
Enterprise	378,409	299,913	1,055,680	816,658

Total	$1,012,407	$823,912	$2,903,325	$2,374,458

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2010		2009		2010		2009
GAAP Cost of revenues — Product		$247,033		$206,329		$701,166		$606,966
Stock-based compensation expense	C	(991)		(910)		(3,093)		(2,832)
Stock-based compensation related payroll tax	C	(20)		(32)		(131)		(48)
Amortization of purchased intangible assets	A	(1,414)		(1,369)		(1,747)		(4,107)

Non-GAAP Cost of revenues — Product		244,608		204,018		696,195		599,979

GAAP Cost of revenues — Service		87,587		74,300		252,413		215,535
Stock-based compensation expense	C	(3,155)		(2,615)		(9,891)		(7,565)
Stock-based compensation related payroll tax	C	(53)		(89)		(370)		(145)

Non-GAAP Cost of revenues — Service		84,379		71,596		242,152		207,825

GAAP Gross margin — Product		554,150		427,745		1,595,276		1,221,930
Stock-based compensation expense	C	991		910		3,093		2,832
Stock-based compensation related payroll tax	C	20		32		131		48
Amortization of purchased intangible assets	A	1,414		1,369		1,747		4,107

Non-GAAP Gross margin — Product		556,575		430,056		1,600,247		1,228,917

GAAP Product gross margin as a % of product revenue		69.2	%	67.5	%	69.5	%	66.8	%
Stock-based compensation expense as a % of product revenue	C	0.1	%	0.1	%	0.1	%	0.2	%
Stock-based compensation related payroll tax as a % of product revenue	C	—	%	—	%	—	%	—	%
Amortization of purchased intangible assets as a % of product revenue	A	0.2	%	0.2	%	0.1	%	0.2	%

Non-GAAP Product gross margin as a % of product revenue		69.5	%	67.8	%	69.7	%	67.2	%

GAAP Gross margin — Service		123,637		115,538		354,470		330,027
Stock-based compensation expense	C	3,155		2,615		9,891		7,565
Stock-based compensation related payroll tax	C	53		89		370		145

Non-GAAP Gross margin — Service		$126,845		$118,242		$364,731		$337,737

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2010		2009		2010		2009
GAAP Service gross margin as a % of service revenue		58.5	%	60.9	%	58.4	%	60.5	%
Stock-based compensation expense as a % of service revenue	C	1.6	%	1.4	%	1.6	%	1.4	%
Stock-based compensation related payroll tax as a % of service revenue	C	—	%	—	%	0.1	%	—	%

Non-GAAP Service gross margin as a % of service revenue		60.1	%	62.3	%	60.1	%	61.9	%

GAAP Gross margin		$677,787		$543,283		$1,949,746		$1,551,957
Stock-based compensation expense	C	4,146		3,525		12,984		10,397
Stock-based compensation related payroll tax	C	73		121		501		193
Amortization of purchased intangible assets	A	1,414		1,369		1,747		4,107

Non-GAAP Gross margin		683,420		548,298		1,964,978		1,566,654

GAAP Gross margin as a % of revenue		66.9	%	65.9	%	67.2	%	65.4	%
Stock-based compensation expense as a % of revenue	C	0.5	%	0.4	%	0.4	%	0.4	%
Stock-based compensation related payroll tax as a % of revenue	C	—	%	—	%	—	%	—	%
Amortization of purchased intangible assets as a % of revenue	A	0.1	%	0.2	%	0.1	%	0.2	%

Non-GAAP Gross margin as a % of revenue		67.5	%	66.5	%	67.7	%	66.0	%

GAAP Research and development expense		231,151		185,204		662,913		554,498
Stock-based compensation expense	C	(19,315)		(14,327)		(54,980)		(43,988)
Stock-based compensation related payroll tax	C	(228)		(353)		(1,413)		(540)

Non-GAAP Research and development expense		211,608		170,524		606,520		509,970

GAAP Sales and marketing expense		204,704		183,424		599,382		547,843
Stock-based compensation expense	C	(13,439)		(10,964)		(39,020)		(31,808)
Stock-based compensation related payroll tax	C	(153)		(276)		(1,735)		(669)

Non-GAAP Sales and marketing expense		191,112		172,184		558,627		515,366

GAAP General and administrative expense		43,773		39,877		132,791		118,263
Stock-based compensation expense	C	(7,491)		(5,538)		(22,571)		(15,252)
Stock-based compensation related payroll tax	C	(39)		(38)		(247)		(81)

Non-GAAP General and administrative expense		36,243		34,301		109,973		102,930

GAAP Operating expense		482,251		415,328		1,408,960		1,247,114
Stock-based compensation expense	C	(40,245)		(30,829)		(116,571)		(91,048)
Stock-based compensation related payroll tax	C	(420)		(667)		(3,395)		(1,290)
Amortization of purchased intangible assets	A	(917)		(1,330)		(3,258)		(9,259)
Restructuring charges	B	(181)		(4,493)		(8,550)		(16,251)
Acquisition-related and other charges	A,B	(1,525)		(1,000)		(2,066)		(1,000)

Non-GAAP Operating expense		$438,963		$377,009		$1,275,120		$1,128,266

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2010		2009		2010		2009
GAAP Operating income		$195,536		$127,955		$540,786		$304,843
Stock-based compensation expense	C	44,391		34,354		129,555		101,445
Stock-based compensation related payroll tax	C	493		788		3,896		1,483
Amortization of purchased intangible assets	A	2,331		2,699		5,005		13,366
Restructuring charges	B	181		4,493		8,550		16,251
Acquisition-related and other charges	A,B	1,525		1,000		2,066		1,000

Non-GAAP Operating income		244,457		171,289		689,858		438,388

GAAP Operating margin		19.3	%	15.5	%	18.6	%	12.8	%
Stock-based compensation expense as a % of revenue	C	4.4	%	4.2	%	4.5	%	4.3	%
Stock-based compensation related payroll tax as a % of revenue	C	—	%	0.1	%	0.1	%	0.1	%
Amortization of purchased intangible assets as a % of revenue	A	0.2	%	0.3	%	0.2	%	0.6	%
Restructuring charges as a % of revenue	B	—	%	0.6	%	0.3	%	0.7	%
Acquisition-related and other charges as a % of revenue	A,B	0.2	%	0.1	%	0.1	%	—	%

Non-GAAP Operating margin		24.1	%	20.8	%	23.8	%	18.5	%

GAAP Other income and expense, net		205		1,733		5,729		3,270
(Gain) loss on equity investments	B	—		—		(3,232)		3,311

Non-GAAP Other income and expense, net		205		1,733		2,497		6,581

GAAP Income tax provision		61,404		45,902		117,225		214,018
Non-recurring income tax adjustment	B	—		(4,559)		54,069		(56,683)
Valuation allowance on deferred tax assets	B	—		—		—		(61,755)
Income tax effect of non-GAAP exclusions	B	11,932		9,162		38,039		31,498

Non-GAAP Provision for income tax		73,336		50,505		209,333		127,078

Non-GAAP Income tax rate		30.0	%	29.2	%	30.2	%	28.6	%

Non-GAAP Income before income taxes and noncontrolling interest*		$244,662		$173,022		$692,355		$444,969

*Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended				Nine Months Ended
		September 30,				September 30,
		2010		2009		2010		2009
GAAP Net income attributable to Juniper Networks		$134,543		$83,786		$428,169		$94,095
Stock-based compensation expense	C	44,391		34,354		129,555		101,445
Stock-based compensation related payroll tax	C	493		788		3,896		1,483
Amortization of purchased intangible assets	A	2,331		2,699		5,005		13,366
Restructuring charges	B	181		4,493		8,550		16,251
Acquisition-related and other charges	A,B	1,525		1,000		2,066		1,000
(Gain) loss on equity investments	B	—		—		(3,232)		3,311
Non-recurring income tax adjustments	B	—		4,559		(54,069)		56,683
Valuation allowance on deferred tax assets	B	—		—		—		61,755
Income tax effect of non-GAAP exclusions	B	(11,932)		(9,162)		(38,039)		(31,498)

Non-GAAP Net income		$171,532		$122,517		$481,901		$317,891

Non-GAAP Net income per share:
Basic	D	$0.33		$0.23		$0.92		$0.61

Diluted	D	$0.32		$0.23		$0.90		$0.60

Shares used in computing non-GAAP net income per share:
Basic	D	520,581		523,878		522,069		523,802

Diluted	D	534,880		538,132		537,158		532,686

GAAP Net income attributable to Juniper Networks as a % of revenue		13.3	%	10.2	%	14.7	%	4.0	%
Stock-based compensation expense as a % of revenue	C	4.4	%	4.2	%	4.5	%	4.3	%
Stock-based compensation related payroll tax as a % of revenue	C	—	%	0.1	%	0.1	%	0.1	%
Amortization of purchased intangible assets as a % of revenue	A	0.2	%	0.3	%	0.2	%	0.6	%
Restructuring charges as a % of revenue	B	—	%	0.6	%	0.3	%	0.6	%
Acquisition-related and other charges as a % of revenue	A,B	0.2	%	0.1	%	0.1	%	—	%
(Gain) loss on equity investments	B	—	%	—	%	(0.1)%		0.1	%
Non-recurring income tax adjustments as a % of revenue	B	—	%	0.6	%	(1.9)%		2.4	%
Valuation allowance on deferred tax assets as a % of revenue	B	—	%	—	%	—	%	2.6	%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.2)%		(1.2)%		(1.3)%		(1.3)%

Non-GAAP Net income as a % of revenue		16.9	%	14.9	%	16.6	%	13.4	%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Preliminary Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes and noncontrolling interest; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for stock based compensation expense and related payroll taxes, amortization of intangible assets, restructuring charges and acquisition-related and other charges.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies.  We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,460,914	$1,604,723
Short-term investments	638,523	570,522
Accounts receivable, net of allowances	473,953	458,652
Deferred tax assets, net	181,955	196,318
Prepaid expenses and other current assets	111,466	48,744

Total current assets	2,866,811	2,878,959
Property and equipment, net	484,802	455,651
Long-term investments	599,036	483,505
Restricted cash	79,080	53,732
Purchased intangible assets, net	47,629	13,834
Goodwill	3,759,631	3,658,602
Long-term deferred tax assets, net	—	10,555
Other long-term assets	53,908	35,425

Total assets	$7,890,897	$7,590,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$251,431	$242,591
Accrued compensation	184,941	176,551
Accrued warranty	36,360	38,199
Deferred revenue	594,437	571,652
Income taxes payable	29,762	34,936
Accrued litigation settlements	—	169,330
Other accrued liabilities	143,836	142,526

Total current liabilities	1,240,767	1,375,785
Long-term deferred revenue	190,701	181,937
Long-term income tax payable	98,198	170,245
Other long-term liabilities	44,332	37,531
Commitments and Contingencies
Juniper Networks stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding
Common stock, $0.00001 par value; 1,000,000 shares authorized; 521,141 shares and 519,341 shares issued and outstanding at September 30, 2010, and December 31, 2009, respectively	5	5
Additional paid-in capital	9,449,553	9,060,089
Accumulated other comprehensive income (loss)	4,427	(1,433)
Accumulated deficit	(3,137,836)	(3,236,525)

Total Juniper Networks stockholders’ equity	6,316,149	5,822,136
Noncontrolling interest	750	2,629

Total equity	6,316,899	5,824,765

Total liabilities and stockholders’ equity	$7,890,897	$7,590,263

Juniper Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Consolidated net income	$429,290	$94,095
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation and amortization	112,366	111,803
Stock-based compensation	129,555	101,445
(Gain) loss on equity investments	(3,232)	3,311
Change in excess tax benefits from share-based compensation	(32,932)	673
Deferred income taxes	26,425	41,996
Changes in operating assets and liabilities:
Accounts receivable, net	(15,093)	56,729
Prepaid expenses and other assets	(67,813)	(11,444)
Accounts payable	8,464	(778)
Accrued compensation	8,390	(20,873)
Accrued litigation settlements	(169,330)	—
Income tax payable	(16,900)	84,813
Other accrued liabilities	836	21,790
Deferred revenue	31,274	52,932

Net cash provided by operating activities	441,300	536,492
Cash flows from investing activities:
Purchases of property and equipment, net	(137,481)	(113,210)
Purchases of trading investments	(2,338)	—
Purchases of available-for-sale investments	(1,361,510)	(1,164,833)
Proceeds from sales of available-for-sale investments	440,788	202,276
Proceeds from maturities of available-for-sale investments	744,464	262,325
Payment for business acquisition, net of cash and cash equivalents acquired	(133,333)	—
Changes in restricted cash	(12,432)	(11,276)
Purchases of privately-held and other equity investments, net	(5,288)	(5,289)

Net cash used in investing activities	(467,130)	(830,007)
Cash flows from financing activities:
Proceeds from issuance of common stock	257,693	131,391
Purchases and retirement of common stock	(388,698)	(241,481)
Change in customer financing arrangements	(16,906)	3,784
Change in excess tax benefits from share-based compensation	32,932	(673)
Return of capital to noncontrolling interest	(3,000)	—

Net cash used in financing activities	(117,979)	(106,979)

Net decrease in cash and cash equivalents	(143,809)	(400,494)
Cash and cash equivalents at beginning of period	1,604,723	2,019,084

Cash and cash equivalents at end of period	$1,460,914	$1,618,590

Juniper Networks, Inc.
Cash, Cash Equivalents, Trading, and Available-For-Sale Investments
(in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009
Cash and cash equivalents	$1,460,914	$1,604,723
Short-term investments	638,523	570,522
Long-term investments	599,036	483,505

Total	$2,698,473	$2,658,750